Exhibit 10.28

Amendment No. 2 to Distributor Agreement
Unomedical a/s and Tandem Diabetes Care, Inc.

[***]: Certain confidential portions of this exhibit were omitted by means of marking such portions with asterisks because the identified confidential portions (i) are not material, and (ii) would be competitively harmful if publicly disclosed.

This amendment ( “Amendment No. 2”) is entered into effective as of January 30, 2025 (the “Amendment Effective Date”) by and between Unomedical a/s, a Danish corporation having its principal place of business at Aaholmvej 1-3, Osted, 4320 Lejre, Denmark (“Company”), and Tandem Diabetes Care, Inc., a Delaware corporation having its principal place of business at 12400 High Bluff Drive, San Diego, California, 92130, USA (“Distributor”) (each individually a “Party” and collectively the “Parties”).

Capitalised terms not defined in this Amendment No. 2 shall have the meaning ascribed to them in the Agreement (as defined below).
WHEREAS

A.Company and Distributor have entered into a Distributor Agreement dated 14 January, 2022, as amended via Amendment No. 1 dated May 8, 2024 (collectively, the “Agreement”);

B.The Parties now wish to amend the Agreement again to add [***] to the Product known as [***];

As such, the Parties agree to amend the Agreement as set forth below:

3.7 MANUFACTURE AND SUPPLY OF PRODUCTS WITH CUSTOM LUER
Section 3.7.e is added as follows:

e. In accordance with the Specifications for [***], as revised per this Amendment No. 2, and the terms of the Agreement as amended by this Amendment No. 2, Company shall make available as a Product under the Agreement the [***]. Company shall (i) provide [***], [***] and (ii) register or support the registration of the [***] Product in [***] (collectively, the "Registration Countries"). Company shall promptly provide Distributor with written notice when a registration is filed in each of the Registration Countries, when each registration is approved, and will provide a redacted copy of the obtained licenses. In the cases where an unredacted copy is required to respond to inquiries from competent authorities or regulators in certain countries, Company shall provide such unredacted copy directly to local competent authorities and regulators. Distributor shall promptly inform Company when registrations are obtained in countries where the Distributor carries the registration burden and where Company will provide full support. The Distributor shall be responsible for obtaining registrations in [***]. Distributor shall share with Company a copy of the obtained licenses or, if required by contract, law or regulation, confirmation of approval of the license and a redacted copy of the obtained license; however, certain information such as the Product name of the infusion set, and the license number, should not be redacted from the copy.

Distributor shall pay Company for non-reoccurring [***] associated with the addition of [***] to the Agreement in a total amount of [***], and in accordance with the below scheduled milestones. No payment will be due until each milestone is achieved. Upon the achievement of each milestone, Company shall invoice Distributor for payments in the amount shown below. Distributor shall pay such invoices within forty-five (45) days of receipt by Distributor. Invoices and payments will be in United States Dollars.

Exhibit 10.28
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Exhibit 10.28
Exhibit B-1 – [***]

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Exhibit 10.28
The Parties have caused this Amendment No. 2 to be executed as of the Amendment Effective Date.

Unomedical For and on behalf of Unomedical a/s:

/s/ Kjersti Grimsrud
Name: Kjersti Grimsrud
Title: President and COO Infusion Care
Date: 1/31/2025

Tandem For and on behalf of Tandem Diabetes Care, Inc:
/s/ Elizabeth Gasser
Name: Elizabeth Gasser
Title: EVP, Chief Strategy Officer & Product Officer
Date: 1/31/2025

Exhibit 10.28
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